Exhibit 24.3

                             POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS that the undersigned does hereby make, constitute and appoint Dennine Bullard, acting individually, as its true and lawful attorney, to execute and deliver in its name and on its behalf whether the undersigned is acting individually or as representative of others, any and all filings required to be made by the undersigned under the Securities Exchange Act of 1934 (as amended, the "Act"), with respect to securities which may be deemed to be beneficially owned by the undersigned under the Act, giving and granting unto said attorney-in-fact power and authority to act in the premises as fully and to all intents and purposes as the undersigned might or could do if personally present by one of its authorized signatories, hereby ratifying and confirming all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

THIS POWER OF ATTORNEY shall remain in full force and effect until either revoked in writing by the undersigned or until such time as the person or persons to whom power of attorney has been hereby granted cease(s) to be an employee of undersigned or one of its affiliates.

IN WITNESS WHEREOF, the undersigned has duly subscribed these presents as of November 13, 2007.





MORGAN STANLEY REAL ESTATE SPECIAL SITUATIONS FUND III, L.P., By its general partner, Morgan Stanley Real Estate Special Situations III-GP, L.L.C.

By:/s/ Stewart E. Eichner
_____________________________
Name: Stewart E. Eichner
Title: Vice President